UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 30, 2013

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 30, 2013, Corbin A. McNeill, Jr. notified the Board of Directors (the “Board”) of Owens-Illinois, Inc. (the “Company”) of his decision to resign from the Board effective July 31, 2013.  Mr. McNeill has been a member of the Board since 2005 and currently serves as the Company’s Lead Independent Director and chair of the Board’s Nominating/Corporate Governance Committee.  Mr. McNeill’s decision to resign was not the result of any disagreement or dispute with the Company relating to its operations, policies or practices.

On August 5, 2013, the Company announced the appointment of Hari N. Nair to its Board effective immediately. The appointment was made by unanimous consent of the Board on August 2, 2013. It is unknown at this time on which committee(s) of the Board Mr. Nair will serve. Mr. Nair will receive compensation as a non-management director in accordance with the Company’s director compensation program as described in the Company’s Proxy Statement for The Annual Meeting of Share Owners To Be Held Friday, May 17, 2013 filed with the Securities Exchange Commission on April 5, 2013.

A copy of the press release announcing these changes in the Company’s Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit
No.	Description
99.1	Press Release dated August 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: August 5, 2013	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Senior Vice President and
Chief Financial Officer